EXHIBIT 99.1

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK


                                                     Chapter 11

       IN RE: BETHLEHEM STEEL CORPORATION, ET AL.,   Case No. 01-15288 (BRL)
                           Debtors                   through 01-15302, 01-15308
                                                     through 01-15315 (BRL)


                         MONTHLY OPERATING STATEMENT FOR
                      THE PERIOD MARCH 1 TO APRIL 30, 2003


DEBTORS' ADDRESS:      Bethlehem Steel Corporation
                       1170 Eighth Avenue
                       Bethlehem, PA 18016

DISBURSEMENTS:         March 1 to March 31, 2003 (millions):    $307.4
                       April 1 to April 30, 2003 (millions):    $291.6

     (see attached schedule for disbursements by Debtor)

DEBTORS' ATTORNEY:     Weil, Gotshal & Manges LLP
                       767 Fifth Avenue
                       New York, NY 10153
                       Jeffrey L. Tanenbaum (JT 9797)
                       George A. Davis (GD 2761)

NET INCOME (LOSS):     March 1 to March 31, 2003 (millions): ($2,310.2)
                       April 1 to April 30, 2003 (millions):     $12.0

REPORT PREPARER:       Bethlehem Steel Corporation

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

           The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained herein, is complete, accurate and truthful to the best of my knowledge.


DATE:     May 20, 2003                           /s/ Lonnie A. Arnett
                                                --------------------------------
                                                Lonnie A. Arnett
                                                Vice President, Controller
                                                and Chief Accounting Officer


                         BETHLEHEM STEEL CORPORATION

    Case No. 01-15288 (BRL) through 01-15302, 01-15308 through 01-15315 (BRL)
                    CONSOLIDATED STATEMENTS OF OPERATIONS
             (dollars and shares in millions, except per share data)


                                                                        MARCH 31, 2003                      APRIL 30, 2003
                                                                      -------------------   --------------------------------------
                                                                          MONTH ENDED          MONTH ENDED       FOUR MONTHS ENDED
                                                                         (unaudited)           (unaudited)         (unaudited)
                                                                      -------------------   ------------------  ------------------
       NET SALES                                                                 $ 313.8              $ 331.1           $ 1,238.8
                                                                      -------------------   ------------------  ------------------

       COSTS AND EXPENSES
            Cost of sales                                                          291.9                286.4             1,152.5
            Depreciation                                                            20.8                 21.0                81.1
            Selling, administration and general expense                              5.3                  5.5                22.5
            Impairment and other charges (Note 2)                                2,300.0                    -             2,300.0
                                                                      -------------------   ------------------  ------------------
       TOTAL COSTS AND EXPENSES                                                  2,618.0                312.9             3,556.1
                                                                      -------------------   ------------------  ------------------

       INCOME (LOSS) FROM OPERATIONS                                            (2,304.2)                18.2            (2,317.3)

       REORGANIZATION ITEMS (Note 4)                                                (1.9)                (2.1)               (7.7)

       FINANCING EXPENSE - NET (Note 5)                                             (4.1)                (4.1)              (16.7)
                                                                      -------------------   ------------------  ------------------

       INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE              (2,310.2)                12.0            (2,341.7)

       CUMULATIVE EFFECT OF ACCOUNTING CHANGE (Note 3)                                 -                    -               (12.5)
                                                                      -------------------   ------------------  ------------------

       NET INCOME (LOSS)                                                        (2,310.2)                12.0            (2,354.2)

       DIVIDEND REQUIREMENTS ON PREFERRED AND PREFERENCE STOCK                       3.2                  3.2                13.0
                                                                      -------------------   ------------------  ------------------

       NET INCOME (LOSS) APPLICABLE TO COMMON STOCK                           $ (2,313.4)               $ 8.8          $ (2,367.2)
                                                                      ===================   ==================  ==================


       NET INCOME (LOSS) PER COMMON SHARE (basic and diluted):
            Net income (loss) before cumulative effect of
              accounting change                                                 $ (17.62)              $ 0.07            $ (17.93)
            Cumulative effect of accounting change                                     -                    -             $ (0.10)
                                                                      -------------------   ------------------  ------------------
            Net income (loss) per common share                                  $ (17.62)              $ 0.07            $ (18.03)
                                                                      ===================   ==================  ==================

       AVERAGE SHARES OUTSTANDING:
            Basic and Diluted                                                      131.3                131.3               131.3



The accompanying Notes are an integral part of the Consolidated Financial Statements. See Note 8 for Consoildated Statement of Operations for Debtors Only.


                           BETHLEHEM STEEL ORPORATION

    Case No. 01-15288 (BRL) through 01-15302, 01-15308 through 01-15315 (BRL)
                           CONSOLIDATED BALANCE SHEETS
                              (dollars in millions)

                                                                                                            APRIL 30,
                                                                                    MARCH 31,                 2003
                                                                                       2003                  (NOTE 2)
                                                                                   (unaudited)             (unaudited)
                                                                                -------------------    --------------------

                                     ASSETS
Current Assets:
       Cash and cash equivalents                                                            $ 40.9                  $ 90.2
       Receivables - net                                                                     372.3                   377.3
       Inventories:
            Raw materials                                                                    215.9                   210.9
            Finished and semifinished                                                        526.0                   492.1
                                                                                -------------------    --------------------
            Total Inventories                                                                741.9                   703.0
       Other current assets                                                                    9.1                    15.0
                                                                                -------------------    --------------------
TOTAL CURRENT ASSETS                                                                       1,164.2                 1,185.5
INVESTMENTS AND MISCELLANEOUS ASSETS (Note 2)                                                 13.4                    12.0
PROPERTY, PLANT AND EQUIPMENT - net (Notes 2 and 3)                                          347.9                   336.8
                                                                                -------------------    --------------------
TOTAL ASSETS                                                                             $ 1,525.5                 1,534.3
                                                                                ===================    --------------------

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
       Accounts payable                                                                    $ 166.7                   202.3
       Accrued employment costs                                                               94.1                    91.4
       Secured debt and capital lease obligations - current                                  693.0                   690.1
       Other current liabilities                                                              83.3                   108.0
                                                                                -------------------    --------------------
TOTAL CURRENT LIABILITIES                                                                  1,037.1                 1,091.8

SECURED DEBT AND CAPITAL LEASE OBLIGATIONS                                                    80.5                    80.1
DEFERRED GAIN AND OTHER LONG-TERM LIABILITIES (Note 3)                                       123.5                   116.7

LIABILITIES SUBJECT TO COMPROMISE (Note 6)                                                 6,100.4                 6,077.7
                                                                                -------------------    --------------------
TOTAL LIABILITIES                                                                          7,341.5                 7,366.3

                                                                                                       --------------------
NET LIABILITIES IN LIQUIDATION (Note 2)                                                                         $ (5,832.0)
                                                                                                       ====================


STOCKHOLDERS' DEFICIT:
       Preferred Stock                                                                        11.3
       Preference Stock                                                                        1.9
       Common Stock                                                                          136.3
       Common Stock held in treasury at cost                                                 (65.9)
       Additional paid-in capital                                                          1,910.2
       Accumulated other comprehensive loss                                               (1,905.0)
       Accumulated deficit                                                                (5,904.8)
                                                                                -------------------
TOTAL STOCKHOLDERS' DEFICIT                                                               (5,816.0)
                                                                                -------------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                              $ 1,525.5
                                                                                ===================



The accompanying Notes are an integral part of the Consolidated Financial Statements. See Note 8 for Consoildated Statement of Operations for Debtors Only.


                          BETHLEHEM STEEL CORPORATION

    Case No. 01-15288 (BRL) through 01-15302, 01-15308 through 01-15315 (BRL)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (dollars in millions)
                                                                          MARCH 31, 2003                   APRIL 30, 2003
                                                                          -----------------    -------------------------------------
                                                                             MONTH ENDED         MONTH ENDED       FOUR MONTHS ENDED
                                                                            (unaudited)          (unaudited)         (unaudited)
                                                                          -----------------    -----------------   -----------------
     OPERATING ACTIVITIES:
           Net income (loss)                                                    $ (2,310.2)              $ 12.0          $ (2,354.2)

           Adjustments for items not affecting cash from
            operating activities:
                 Depreciation                                                         20.8                 21.0                81.1
                 Impairment and other charges (Note 2)                             2,300.0                    -             2,300.0
                 Cumulative effect of accounting change (Note 3)                         -                    -                12.5
                 Recognition of deferred gains                                        (1.8)                (1.8)               (7.2)
                 Reorganization items                                                  1.9                  2.1                 7.7
                 Other - net                                                           0.8                 (1.2)                0.7
           Working capital (excluding financing and investing activities):
                 Receivables                                                         (26.2)                (5.0)              (27.6)
                 Inventories                                                           5.0                 38.9                38.9
                 Accounts payable                                                      0.6                 34.0                33.0
                 Other                                                                 6.1                (15.1)              (12.0)
           Retiree healthcare and life insurance benefit payments less
            than expense (Note 1)                                                      3.5                (19.0)               (7.3)
                                                                          -----------------    -----------------   -----------------
     CASH PROVIDED BY OPERATING ACTIVITIES BEFORE REORGANIZATION ITEMS                 0.5                 65.9                65.6

           Reorganization items                                                       (1.9)                (2.1)               (7.7)
                                                                          -----------------    -----------------   -----------------
     CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES                                 (1.4)                63.8                57.9
                                                                          -----------------    -----------------   -----------------

     INVESTING ACTIVITIES:
           Capital expenditures                                                       (4.6)               (10.4)              (26.1)
           Cash proceeds from asset sales                                              6.8                  1.5                11.9
                                                                          -----------------    -----------------   -----------------

     CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES                                  2.2                 (8.9)              (14.2)
                                                                          -----------------    -----------------   -----------------

     FINANCING ACTIVITIES:
           Borrowings                                                                    -                    -                15.0
           Debt and capital lease payments                                            (3.0)                (3.4)              (25.5)
           Other payments                                                             (2.5)                (2.2)              (10.6)
                                                                          -----------------    -----------------   -----------------
     CASH USED FOR FINANCING ACTIVITIES                                               (5.5)                (5.6)              (21.1)
                                                                          -----------------    -----------------   -----------------

     NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                             (4.7)                49.3                22.6
     CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                  45.6                 40.9                67.6
                                                                          -----------------    -----------------   -----------------
                                                     - END OF PERIOD                  40.9                 90.2                90.2
     AVAILABLE BORROWING UNDER COMMITTED BANK CREDIT ARRANGEMENTS                    148.1                148.1               148.1
                                                                          -----------------    -----------------   -----------------

     TOTAL LIQUIDITY AT END OF MONTH                                               $ 189.0              $ 238.3             $ 238.3
                                                                          =================    =================   =================

     SUPPLEMENTAL CASH INFORMATION:
           Interest and other financing costs, net of amount capitalized             $ 3.1                $ 6.1              $ 18.7




The accompanying Notes are an integral part of the Consolidated Financial Statements. See Note 8 for Consoildated Statement of Operations for Debtors Only.

                           BETHLEHEM STEEL CORPORATION
    CASE NO. 01-15288 (BRL) THROUGH 01-15302, 01-15308 THROUGH 01-15315 (BRL)

            NOTES TO APRIL 30, 2003 CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

1. These Consolidated Financial Statements are unaudited and should be read together with audited financial statements in Bethlehem's Annual Report on Form 10-K for the year ended December 31, 2002 and other reports filed with the Securities and Exchange Commission during 2003.

On October 15, 2001, Bethlehem Steel Corporation and 22 of its wholly owned subsidiaries (collectively, the Debtors) filed voluntary petitions for reorganization under chapter 11 of the United States Code (the Code) in the United States Bankruptcy Court for the Southern District of New York (the Court).

On March 12, 2003, we signed an asset purchase agreement (APA) to sell substantially all of our assets to a subsidiary of International Steel Group, Inc. (ISG) for cash, ISG Class B common stock and the assumption of certain liabilities. The transaction is expected to provide Bethlehem sufficient cash to satisfy all allowed secured, administrative and priority claims. Under the terms of the APA, the ISG Class B common stock with an expected value of $15 million is available to be distributed to the general unsecured creditors upon confirmation by the Court of a chapter 11 liquidating plan. No value will be distributed to holders of Bethlehem's common, preferred or preference equity. The APA was approved by the Court on April 22, 2003. In connection with the approval of the APA, among other matters, the United Steelworkers of America agreed to release substantially all claims against Bethlehem and subsidiary companies; the trustees of the funds under the Coal Industry Health Benefit Retiree Act of 1992 agreed to withdraw their civil action filed on March 18, 2003 in the United States District Court for the District of Columbia for injunctive relief and agreed to settle certain claims against Bethlehem and "related persons;" and the Pension Benefit Guaranty Corporation (PBGC) agreed to release certain claims against any member of Bethlehem's "controlled group" under Title IV of ERISA. Closing was completed on May 7, 2003, however, the opening of business on May 1, 2003 is the effective closing date for financial purposes. Bethlehem plans to file a chapter 11 liquidating plan with the Court within 60 days. Upon confirmation of such plan by the Court, Bethlehem's chapter 11 case can be closed.

On March 25, 2003, the Court approved a motion under section 1114 of the Code terminating health care and life insurance benefits (OPEB) for claims incurred after March 31, 2003, for substantially all current and future retired employees and their eligible dependents. Claims incurred on or before March 31, 2003 and received on or before May 31, 2003 will be paid. The Court also required, if sufficient funds are available, Bethlehem to reimburse up to two weeks of COBRA premiums paid by Bethlehem's COBRA enrollees after all allowed secured, priority and administrative claims have been paid. Any remaining cash will be paid to ISG under the terms of the APA.

On December 18, 2002, the PBGC filed a complaint in the United States District Court for the Eastern District of Pennsylvania alleging there was sufficient cause under applicable laws to terminate the Pension Plan of Bethlehem Steel Corporation and Subsidiary Companies (the Pension Plan). The complaint requested, among other things, that December 18, 2002 be established as the Pension Plan's termination date and that the PBGC be appointed the Pension Plan's ERISA trustee with full responsibility for managing Pension Plan assets and administering Pension Plan benefits. By agreement dated April 30, 2003, the litigation was resolved on the basis that the Pension Plan be terminated effective December 18, 2002 and the PBGC assume the duties of ERISA trustee of the Pension Plan effective April 30, 2003. As a result of the PBGC's action to terminate Bethlehem's Pension Plan, we are not recording any pension expense in 2003.

2. As a result of the events mentioned in Note 1, Bethlehem recorded in March 2003 a loss for impairment of long-lived assets of approximately $2.3 billion and a loss for unrecognized past service cost resulting from the termination of OPEB of $10 million. In addition, Bethlehem adopted the liquidation basis of accounting as of April 30, 2003. The liquidation basis of accounting requires Bethlehem to accrue approximately $28 million as an estimate for expenses to be incurred during the period through closing the chapter 11 case. It also requires that assets be stated at their estimated net realizable value which was accomplished with the impairment charge recognized in March 2003. Bethlehem's pre-petition unsecured liabilities of approximately $6 billion continue to be valued at their historical basis until "legal release" by the Court. This release will occur when the ISG Class B common stock, with an expected value of $15 million becomes available to distribute to pre-petition unsecured creditors. Such creditors are also entitled to receive the benefits of any bankruptcy avoidance claims that Bethlehem may have.

The pro forma statement of net liabilities as of April 30, 2003 reflecting (1) the adoption of the liquidation basis of accounting, (2) the sale of substantially all of our assets to ISG and (3) the revaluation of liabilities upon "legal release" to the anticipated settlement value of the ISG Class B common stock follows ($ in millions):


      BETHLEHEM STEEL CORPORATION
      PRO FORMA CONSOLIDATED STATEMENT OF NET LIABILITIES
      APRIL 30, 2003

                                                           (a)
                                                        Liquidation         Net
                                        Historical      Accounting         Liabilities         (b)
      ASSETS                             April 30       Adjustments        April 30         Adjustments              Pro Forma
                                     -----------------  ----------------  ----------------  -----------------     ----------------
        Current Assets:
          Cash and cash
            Equivalents              $          90.2    $                 $         90.2    $           7.8       $          98.0
          Receivables                          377.3                               377.3             (257.3)                120.0
          Inventories                          703.0                               703.0             (703.0)                  -
          Other current assets                  15.0                                15.0               (5.0)                 10.0
                                     -----------------  ----------------  ----------------  -----------------     ----------------
        Total Current Assets                 1,185.5                             1,185.5             (957.5)                228.0
        Investments and
          Miscellaneous Assets                  12.0                                12.0                3.0                  15.0
        Property, Plant and
          Equipment - net                      336.8                               336.8             (336.8)                  -
                                     -----------------  ----------------  ----------------  -----------------     ----------------
        Total Assets                         1,534.3                             1,534.3           (1,291.3)                243.0
                                     -----------------  ----------------  ----------------  -----------------     ----------------

      LIABILITIES
        Current Liabilities:
          Accounts payable                     202.3                               202.3             (202.3)                  -
          Accrued employment
            costs                               91.4                                91.4               10.6                 102.0
          Secured debt and
             capital lease
             obligations-current               690.1                               690.1             (690.1)                  -
          Other current liabilities             80.0              28.0             108.0               33.0                 141.0
                                     -----------------  ----------------  ----------------  -----------------     ----------------
        Total Current Liabilities            1,063.8              28.0           1,091.8             (848.8)                243.0
        Secured Debt and
          Capital Lease
          Obligations                           80.1                                80.1              (80.1)                  -
        Deferred Gains and
          Other Long-Term
          Liabilities                          116.7                               116.7             (116.7)                  -

        Liabilities Subject to
          Compromise                         6,077.7                             6,077.7           (6,077.7)                  -
                                     -----------------  ----------------  ----------------  -----------------     ----------------
        Total Liabilities                    7,338.3              28.0           7,366.3           (7,123.3)                243.0

        Net Liabilities              $      (5,804.0)   $        (28.0)   $     (5,832.0)   $       5,832.0       $            -
                                     ================   ================  ================  =================     =================


      Notes:
      a - To reflect accrual for estimated costs through closing the chapter 11 case.
      b- To reflect sale of substantially all of Bethlehem's assets to ISG and to write-down liabilities of approximately $5.9 billion to anticipated settlement amount.

A summary of changes in net liabilities from March 31 to April 30, 2003 follows ($ in millions):


   Stockholders' Deficit at March 31, 2003                       $  (5,816.0)
   April 2003 net income                                                12.0
   Adoption of liquidation accounting:
     Accrual of estimated costs through closing the
       chapter 11 case                                                 (28.0)
                                                                ---------------
   Net liabilities at April 30, 2003                             $  (5,832.0)
                                                                ===============

3. On January 1, 2003, Bethlehem adopted FASB Statement No. 143, Accounting for Asset Retirement Obligations. The Statement requires the recognition of a liability and an asset for the estimated cost of disposal as part of the initial cost of a long-lived asset and subsequent amortization of the asset to expense. As a result of adopting this Statement, we increased property, plant and equipment, net by $1 million, other long-term liabilities by $13 million and recorded a $12 million charge for the "cumulative effect of a change in accounting principle" to account for depreciation and interest expense that would have been recorded since the affected assets were placed in service through December 31, 2002.

4. Net costs resulting from reorganization of the businesses have been reported in the statement of operations separately as reorganization items. For the month ended March 31, 2003 and the month and four-month periods ended April 30, 2003 the following have been recorded ($ in millions):

                                                Month Ended                 Four Months
                                     -----------------------------------      Ended
                                         March 31          April 30           April 30
                                     ----------------- ----------------- -------------------
      Professional and other fees     $          1.9    $          2.1    $          7.8
      Interest income                             -                 -               (0.1)
                                     ----------------- ----------------- -------------------
      Total                           $          1.9    $          2.1    $          7.7
                                     ================= ================= ===================


5. Interest at the stated contractual amount on unsecured debt that was not charged to earnings as a result of our chapter 11 filing was approximately $4 million for the month periods ended March 31 and April 30, 2003 and $15 million for the four-month period ended April 30, 2003.

6. Liabilities subject to compromise at March 31 and April 30, 2003 follow ($ in millions):
                                             March 31            April 30
                                        -------------------  -------------------

     Pension                             $     2,849.0        $     2,849.0
     Other postemployment benefits             2,081.9              2,063.1
     Unsecured debt                              526.7                526.7
     Accounts payable                            190.6                188.9
     Accrued employment costs                    180.7                179.0
     Other accrued liabilities                   204.8                204.3
     Accrued taxes and interest                   66.7                 66.7
                                        -------------------  -------------------
     Total                               $     6,100.4        $     6,077.7
                                        ===================  ===================

The bar date by which creditors, other than employees and former employees, were required to file proofs of claim with the Court was September 30, 2002. On May 14, 2003, the Court approved an order to establish July 11, 2003 as the bar date by which employees and former employees as creditors will be required to file proofs of claims. Differences between the amounts reflected on Bethlehem's records and claims by creditors will be investigated and resolved in connection with our claims resolution process. That process has commenced and, in light of the number of creditors, will take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known. It is reasonably possible that the amount of claims ultimately allowed by the Court will differ materially from the amounts presently recorded by Bethlehem. These amounts are not currently capable of being reasonably estimated. Under the terms of the APA mentioned in Note 1, the ISG Class B common stock with an expected value of $15 million together with any bankruptcy avoidance claims that Bethlehem may have are the only assets available for distribution to allowed unsecured claimants.

7. Because of our chapter 11 filing, we are in default under the construction loan agreements of our Columbus Coating Company (CCC) subsidiary. This event of default would allow the lenders to call the full amount of the loan. We believe that the market value of CCC exceeds the net loan amount. As part of the sale of assets to ISG, ISG has assumed the net outstanding debt.

8. Summarized Consolidated Statement of Operations for the four-month period ended and Statement of Net Liabilities as of April 30, 2003 for the Debtors only follows ($ in millions):

    SUMMARIZED CONSOLIDATED STATEMENT OF OPERATIONS
    Net Sales                                                  $      1,230.6
    Costs and Expenses                                                1,238.8
    Special Charges (Note 2)                                          2,300.0
                                                               -----------------
      Loss from Operations                                           (2,308.2)
    Reorganization Items                                                 (7.7)
    Financing Expense - Net                                             (15.5)
    Equity in Loss of Unconsolidated Subsidiaries                       (12.5)
                                                               -----------------
      Loss Before Cumulative Effect of Accounting Change             (2,343.9)
    Cumulative Effect of Accounting Change (Note 3)                     (10.3)
                                                               -----------------
      Net Loss                                                       (2,354.2)
    Dividend Requirements on Preferred and Preference Stock              13.0
                                                               -----------------
      Net Loss Applicable to Common Stock                      $     (2,367.2)
                                                               =================


    SUMMARIZED CONSOLIDATED STATEMENT OF NET LIABILITIES

                                       ASSETS
    Current Assets:
      Cash and cash equivalents                                $         81.5
      Receivables - net                                                 372.5
      Inventories                                                       654.1
      Other current assets                                               11.7
                                                               -----------------
    Total Current Assets                                              1,119.8
    Investments and Miscellaneous Assets                                135.4
    Property, Plant and Equipment - net                                 136.3
                                                               -----------------
    Total Assets                                                      1,391.5
                                                               -----------------

                                    LIABILITIES
    Current Liabilities:
      Accounts payable                                                  189.8
      Accrued employment costs                                           79.7
      Secured debt and capital lease obligations-current                628.1
      Other current liabilities                                          93.3
                                                               -----------------
    Total Current Liabilities                                           990.9
    Secured Debt and Capital Lease Obligations                           80.1
    Deferred Gains and Other Long-Term Liabilities                       75.5
    Liabilities Subject to Compromise                                 6,077.7

                                                               -----------------
    Total Liabilities                                                 7,224.2
                                                               -----------------
    Net Liabilities                                             $    (5,832.7)
                                                               =================


                           BETHLEHEM STEEL CORPORATION
    Case No. 01-15288 (BRL) through 01-15302, 01-15308 through 01-15315 (BRL)
                             Monthly Operating Report
                             Schedule of Disbursements

                                                                      Three                                          Four
                                            Month Ended             Months Ended             Month Ended           Months Ended
  (dollars in thousands)                    March 31, 2003          March 31, 2003           April 30, 2003        April 30, 2003
                                          --------------------- ---------------------  ---------------------    --------------------

  Bethlehem Steel Corporation                         $304,857              $961,090               $289,366         $1,250,456
  Alliance Coatings Company, LLC                         1,428                 3,528                  1,416              4,944
  BethEnergy Mines Inc.                                    211                   578                    162                740
  Bethlehem Cold Rold Corporation                            0                     1                      0                  1
  Bethlehem Development Corporation                          0                     0                      0                  0
  Bethlehem Rail Corporation                                 6                    19                      5                 24
  Bethlehem Steel de Mexico, S.A. de C.V.                   47                   171                     43                214
  Bethlehem Steel Export Company of
   Canada, Limited                                           0                     0                      0                  0
  Bethlehem Steel Export Corporation                         0                     0                      0                  0
  BethPlan Corp.                                             0                     0                      0                  0
  Chicago Cold Rolling, L.L.C.                             516                 2,222                    467              2,689
  Eagle Nest Inc.                                            0                     0                      0                  0
  Encoat North Arlington, Inc.                             252                   530                      0                530
  Energy Coatings Company                                    1                    18                      1                 19
  Greenwood Mining Corporation                               0                     0                      0                  0
  HPM Corporation                                            0                     0                      0                  0
  Kenacre Land Corporation                                   0                     0                      0                  0
  LI Service Company                                       113                   408                    123                531
  Marmoraton Mining Company, Ltd.                            6                    23                      0                 23
  Mississippi Coatings Limited Corporation                   0                   294                      0                294
  Mississippi Coatings Line Corporation                      0                     7                      0                  7
  Ohio Steel Service Company, LLC                            0                     0                      0                  0
  Primeacre Land Corporation                                10                    36                     13                 49

                                          --------------------- ---------------------  ---------------------    ---------------
                                                      $307,447              $968,925               $291,596         $1,260,521



  Note:   Inter-company disbursements are excluded from this schedule.

                           BETHLEHEM STEEL CORPORATION
    CASE NO. 01-15288 (BRL) THROUGH 01-15302, 01-15308 THROUGH 01-15315 (BRL)


           Post petition salaries and wages, including employee withholdings and employer related payroll taxes, have been paid in the ordinary course of business.

Other post petition taxes, including those for sales and use taxes, property taxes and other taxes have been paid in the ordinary course of business.

All insurance policy premiums due, including those for workers compensation and disability insurance have been paid. Accordingly, all such policies remain in force.

Details for the above transactions will be provided to U.S. Trustee upon request.